Exhibit 99.3

DOTOMI, INC. AND SUBSIDIARY
Consolidated Financial Statements
As of and for the Six-Month Periods Ended June 30, 2011 and 2010

DOTOMI, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011
TABLE OF CONTENTS

Page

CONSOLIDATED BALANCE SHEETS
As of June 30, 2011 (unaudited) and December 31, 2010	1 - 2

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the Six-Month Periods Ended June 30, 2011 and 2010	3

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Six-Month Periods Ended June 30, 2011 and 2010	4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)	5 - 7

DOTOMI, INC. AND SUBSIDIARY
Consolidated Balance Sheets

Assets

	June 30, 2011 (Unaudited)	December 31, 2010
Current assets:
Cash	$20,785,103	$15,456,128
Restricted cash	40,134	40,055
Accounts receivable, (net of allowance for doubtful accounts of $283,841 and $371,647, respectively)	12,385,976	14,993,536
Prepaid expenses and other current assets	348,065	223,458
Deferred income taxes	442,303	111,387
Total current assets	34,001,581	30,824,564

Noncurrent assets:
Restricted cash	120,000	120,000
Property and equipment, net	4,597,225	3,687,518
Deferred income taxes	1,284,051	1,766,486
Note receivable – related party	161,928	161,928
Total noncurrent assets	6,163,204	5,735,932
Total assets	$40,164,785	$36,560,496

See accompanying notes to consolidated financial statements (unaudited).

(Continued)

DOTOMI, INC. AND SUBSIDIARY
Consolidated Balance Sheets

Liabilities

	June 30, 2011 (Unaudited)	December 31, 2010
Current liabilities:
Accounts payable	$2,010,582	$2,480,717
Accrued expenses	4,329,861	6,278,008
Accrued income taxes	827,596	2,240,643
Total current liabilities	7,168,039	10,999,368

Non-current liabilities:
Deferred rent	256,418	305,870
Total non-current liabilities	256,418	305,870
Total liabilities	7,424,457	11,305,238

Stockholders' equity
Series D Convertible Preferred Stock - $.001 par value; Authorized - 9,750,000 shares; Issued and outstanding - 9,708,000 (Liquidation preference of $9,708,000)	9,708	9,708
Series C Convertible Preferred Stock; $.001 par value; Authorized - 5,072,752 shares; Issued and outstanding - 5,072,750 (Liquidation preference of $10,652,772)	5,073	5,073
Series B Convertible Preferred Stock - $.001 par value; Authorized - 2,857,952 shares; Issued and outstanding - 2,857,952; (Liquidation preference of $5,050,000)	2,858	2,858
Series A-2 Convertible Preferred Stock - $.001 par value; Authorized - 789,960 shares; Issued - 789,960; Outstanding - 474,358 (Liquidation preference of $360,000)	789	789
Series A-1 Convertible Preferred Stock - $.001 par value; Authorized - 313,055 shares; Issued - 313,055; Outstanding - 81,833 (Liquidation preference of $150,000)	313	313
Common stock - $.001 par value; Authorized - 40,000,000 shares; Issued and Outstanding as of June 30, 2011 and December 31, 2010 - 11,477,140	11,477	11,477
Additional paid-in capital	27,998,984	27,800,447
Accumulated earnings (deficit)	5,424,013	(1,868,145)
	33,453,215	25,962,520
Less: Treasury stock, at cost	712,887	707,262
Total stockholders' equity	32,740,328	25,255,258
Total liabilities and stockholders' equity	$40,164,785	$36,560,496

See accompanying notes to consolidated financial statements (unaudited).

DOTOMI, INC. AND SUBSIDIARY
Consolidated Statements of Income
As of and for the Six-Month Periods Ended June 30, 2011 and 2010
(Unaudited)

	2011	2010
Revenues	$34,935,092	$17,906,884
Cost of revenues	8,839,633	4,691,560
Gross profit	26,095,459	13,215,324

Operating expenses:
General and administrative	4,452,809	2,734,388
Selling and marketing	4,655,551	3,631,259
Operations	3,072,134	1,947,365
Research and development	2,577,120	1,468,064
	14,757,614	9,781,076
Income from operations	11,337,845	3,434,248

Other income (expense)	285	(128)
Income before income tax expense	11,338,130	3,434,120
Income tax expense	4,045,973	2,214,968
Net income	$7,292,157	$1,219,152

See accompanying notes to consolidated financial statements (unaudited).

DOTOMI, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows
As of and for the Six-Month Periods Ended June 30, 2011 and 2010
(Unaudited)

	2011	2010
Cash flows from operating activities:
Net income	$7,292,157	$1,219,152
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	767,874	479,759
Allowance for doubtful accounts	(87,806)	(100,005)
Stock-based compensation	186,251	89,411
Deferred income taxes	151,518	1,418,709
Changes in operating assets and liabilities:
Accounts receivable	2,695,366	1,425,579
Other current assets	(124,605)	70,522
Accounts payable	(470,135)	(542,783)
Accrued expenses	(1,607,586)	106,689
Accrued income taxes	(1,413,047)	609,644
Employee and payroll accruals	(340,561)	(256,884)
Other long term liabilities	(49,452)	(47,238)
Net cash provided by operating activities	6,999,974	4,472,555

Cash flows from investing activities:
Increase in restricted cash	(79)	(102)
Purchases of property and equipment	(1,677,581)	(499,010)
Net cash used in investing activities	(1,677,660)	(499,112)

Cash flows from financing activities:
Proceeds from exercise of common stock options	12,286	11,637
Purchase of treasury stock	(5,625)	(4,890)
Net cash provided by financing activities	6,661	6,747
Net change in cash	5,328,975	3,980,190
Cash – beginning of year	15,456,128	7,946,782
Cash – end of year	$20,785,103	$11,926,972

See accompanying notes to the consolidated financial statements (unaudited).

(1)	Description of Business and Summary of Significant Accounting Policies

(a)	Description of Business
Dotomi, Inc. (the Parent) was incorporated in June 2000 as a Delaware Corporation. The Company provides a platform for marketing relationships between their customers and consumers through the web.
Dotomi, Inc. offers personalized media programs to multi-channel retailers, travel aggregators and financial services firms. The Company provides site-based remarketing, database acquisition and retention programs, campaign management, creative design, and performance analysis services. The turnkey approach allows decisions such as the banner creative and media placement to be determined in real time at the user and impression level. By making every online impression unique, the end consumers enjoy more meaningful advertisements and advertisers benefit from higher returns.
Dotomi Ltd. (the Subsidiary) is a wholly owned Israeli subsidiary of Dotomi, Inc. Dotomi Ltd. commenced operations in 2000 and is primarily engaged in research and development activities.

(b)	Principles of Consolidation
The consolidated financial statements include the accounts of the Parent and the Subsidiary (collectively referred to as the Company). All significant intercompany balances and transactions have been eliminated in the consolidation.

(c)	Management Estimates and Assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates include, but are not limited to, the allowance for doubtful accounts, and deferred tax valuation allowance. Future events and their effects cannot be predicted with certainty; accordingly, accounting estimates require the exercise of judgment. Accounting estimates used in the preparation of these consolidated financial statements change as new events occur, as more experience is acquired, as additional information is obtained and as the operating environment changes.

(2)	Recently Issued Accounting Standards
In May 2011, the Financial Accounting Standards Board ("FASB") issued new accounting guidance that amends some fair value measurement principles and disclosure requirements. The new guidance states that the concepts of highest and best use and valuation premise are only relevant when measuring the fair value of nonfinancial assets and prohibits the grouping of financial instruments for purposes of determining their fair values when the unit of account is specified in other guidance. The Company will adopt this accounting standard upon its effective date for periods ending on or after December 15, 2011, and does not anticipate that this adoption will have a significant impact on its financial position or results of operations.

(3)	Property and Equipment
Property and equipment consists of the following as of June 30, 2011 and December 31, 2010:

	June 30, 2011	December 31, 2010
Computers, equipment and software	$6,954,656	$5,348,575
Furniture and fixtures	89,474	75,837
Leasehold improvements	538,344	480,481
	7,582,474	5,904,893
Less accumulated depreciation	2,985,249	2,217,375
	$4,597,225	$3,687,518

Depreciation expense for the six-month periods ended June 30, 2011 and 2010 was $767,874 and $479,759, respectively.

(4)	Related Party Transactions
The Company loaned an employee $38,668 in December 2009. The note is due at the earlier of the employee's termination for any reason from the Company, the occurrence of a change of control transaction as defined in the employee's related restricted stock agreement, or December 17, 2019. The note bears interest, compounded annually at 4.14%. The note is secured by 650,000 shares of common stock.
The Company loaned an employee $120,000 in September 2010. The note is due at the earlier of the employee's termination for any reason from the Company, the occurrence of change of control transaction as defined in the employee's related restricted stock agreement, or August 25, 2020. The note bears interest, compounded annually at 3.79%. The note is secured by 1,050,000 shares of common stock.
The notes are reported as “Note receivable - related party” on the consolidated balance sheets.
Total interest income accrued for the six-month periods ended June 30, 2011 and 2010 was $6,468 and $870, respectively.

(5)	Stockholders' Equity
Treasury Stock
During the first half of 2010, the Company purchased 61,468 shares of its common stock for cash consideration in the amount of $4,890. During the first half of 2011, the Company purchased 62,500 shares of its common stock for cash consideration in the amount of $5,625.

(6)	Share-Based Compensation
In the six-month periods ended June 30, 2011 and 2010, the Company recognized stock-based compensation of $186,253 and $89,411, respectively, and is reflected in general and administrative expense on the accompanying consolidated statements of income.

(7)	Contingencies and Other Commitments
Litigation
In the normal course of business, the Company is a party to various matters involving disputes and/or litigation. While it is not possible at this time to determine the ultimate outcome of these matters, management believes that the ultimate liability, if any, will not be material to the consolidated financial statements.

(8)	Income Taxes
The Company recorded income tax expense of $4.0 million, which represents a 36% effective income tax rate at June 30, 2011, compared to income tax expense of $2.2 million, a 64% effective income tax rate at June 30, 2010. In 2010, the Company recorded additional expense due to a correction in state rate changes and prior year corrections to the return.
As of December 31, 2010, the Company had recorded a liability of $0.2 million for unrecognized tax benefits. During the six-month periods ended June 30, 2011, the Company's liability for unrecognized tax benefits did not change materially as a result of income tax positions taken during the period, resulting in a total liability for unrecognized tax benefits at June 30, 2011 of $0.2 million. If recognized in future periods, this liability for unrecognized tax benefits would be recorded as a reduction to income tax expense. Facts and circumstances could arise in the twelve-month period following June 30, 2011 that could cause the Company to reduce the liability for unrecognized tax benefits, including, but not limited to, settlement of income tax positions or expiration of the statutes of limitations. Because the ultimate resolution of uncertain tax positions depends on many factors and assumptions, the Company is not able to estimate the range of potential changes in the liability for unrecognized tax benefits or the timing of such changes.
The Company's policy is to recognize interest and penalties expense, if any, related to unrecognized tax benefits as a component of income tax expense.
The subsidiary is currently engaged in discussions with the Israeli Tax Authorities for a potential tax assessment attributable to intercompany transactions that occurred during the years 2000 through 2004. The Company is contesting the proposed income allocations and is in the process of a competent authority proceeding under the United States/Israel Income Tax treaty. At this time, the Company is not able to assess the likely outcome of the competent authority proceeding and whether the ultimate outcome could have a material effect on the consolidated financial statements.

(9)	Concentrations
During the six months ended June 30, 2011 and 2010, the Company provided a substantial portion of its services to three customers. Services provided to these customers, in the aggregate, represented approximately 39% and 33%, respectively, of the Company's total revenues for the six months ended June 30, 2011 and 2010. Amounts included in accounts receivable relating to these customers totaled approximately $4,608,951 and $1,637,085, respectively, as of June 30, 2011 and 2010.

(10)	Subsequent Events
The Company's management has evaluated all known subsequent events from the date of the balance sheet through November 9, 2011, the date the consolidated financial statements were available to be issued.
On August 31, 2011, ValueClick, Inc. ("ValueClick") acquired all outstanding equity interests in Dotomi. Under the terms of the merger agreement, ValueClick acquired all outstanding equity interests in Dotomi for an aggregate purchase price of approximately $264 million, consisting of cash, net of cash acquired, of approximately $148 million, and approximately 7.6 million shares of ValueClick common stock (including approximately 0.5 million fully vested stock options assumed) with an aggregate value on August 31, 2011 of approximately $116 million. In addition, ValueClick assumed approximately 0.4 million unvested shares of restricted stock and 0.5 million unvested options to purchase shares of ValueClick common stock.